Execution Version

SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT
Dated and effective as of March 15, 2012
among
CHASE ACQUISITION I, INC.,
RBS GLOBAL, INC.,
REXNORD LLC,
each Subsidiary of the Borrowers
identified herein,
and
CREDIT SUISSE AG
as Administrative Agent

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement	1

SECTION 1.02. Other Defined Terms	2

SECTION 1.03. Original Collateral Agreement	7
ARTICLE II

GUARANTEE

SECTION 2.01. Guarantee	7

SECTION 2.02. Guarantee of Payment	7

SECTION 2.03. No Limitations, Etc	8

SECTION 2.04. Reinstatement	9

SECTION 2.05. Agreement To Pay; Contribution; Subrogation	9

SECTION 2.06. Information	10

SECTION 2.07. Maximum Liability	10

SECTION 2.08. Payment Free and Clear of Taxes	10
ARTICLE III

PLEDGE OF SECURITIES

SECTION 3.01. Pledge	10

SECTION 3.02. Delivery of the Pledged Collateral	12

SECTION 3.03. Representations, Warranties and Covenants	13

SECTION 3.04. Registration in Nominee Name; Denominations	15

SECTION 3.05. Voting Rights; Dividends and Interest, Etc	15
ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

SECTION 4.01. Security Interest	17

SECTION 4.02. Representations and Warranties	19

SECTION 4.03. Covenants	22

SECTION 4.04. Other Actions	25

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral	26
ARTICLE V

REMEDIES

SECTION 5.01. Remedies Upon Default	27

SECTION 5.02. Application of Proceeds	29

SECTION 5.03. Securities Act, Etc	30
ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 6.01. Indemnity	31

SECTION 6.02. Contribution and Subrogation	31

SECTION 6.03. Subordination	31
ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Notices	32

SECTION 7.02. Security Interest Absolute	32

SECTION 7.03. Limitation By Law	32

SECTION 7.04. Binding Effect; Several Agreement	33

SECTION 7.05. Successors and Assigns	33

SECTION 7.06. Applicable Representative’s Fees and Expenses; Indemnification	33

SECTION 7.07. Applicable Representative Appointed Attorney-in-Fact	34

SECTION 7.08. Authority of Applicable Representative	35

SECTION 7.09. GOVERNING LAW	35

SECTION 7.10. Waivers; Amendment	35

SECTION 7.11. WAIVER OF JURY TRIAL	36

SECTION 7.12. Severability	36

SECTION 7.13. Counterparts	36

SECTION 7.14. Headings	36

SECTION 7.15. Jurisdiction; Consent to Service of Process	36

SECTION 7.16. Termination or Release	37

SECTION 7.17. Additional Subsidiaries	38

SECTION 7.18. Right of Set-off	38

SECTION 7.19. Subject to First Lien Intercreditor Agreement	39

SECTION 7.20. Senior Secured Note Obligations	39

Schedules
Schedule I    Subsidiary Parties
Schedule II    Pledged Stock; Debt Securities
Schedule III    Intellectual Property

Exhibits
Exhibit A    Form of Supplement to the Guarantee and Collateral Agreement
Exhibit B    Form of Perfection Certificate
Exhibit C    Form of Additional Secured Party Consent
Exhibit D    Form of Copyright Security Agreement

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of March 15, 2012 (this “Agreement”), among CHASE ACQUISITION I, INC., a Delaware corporation (“Holdings”), RBS GLOBAL, INC., a Delaware corporation (“RBS Global”), REXNORD LLC (f/k/a Rexnord Corporation), a Delaware limited liability company (“Rexnord” and, together with RBS Global, the “Borrowers”), each Subsidiary of the Borrowers identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Party”) and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Credit Agreement Secured Parties (as defined below).
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders party thereto from time to time and the Administrative Agent.
Pursuant to the Credit Agreement, the Lenders and the Issuing Bank extended and have agreed to extend credit to the Borrowers subject to the terms and conditions set forth therein. The Credit Agreement permits the Pledgors to incur Senior Secured Note Obligations (as defined below) from time to time on the terms and conditions set forth therein.
Pursuant to the Guarantee and Collateral Agreement dated as of July 21, 2006 (as amended and restated by the Amended and Restated Guarantee and Collateral Agreement dated as of October 5, 2009 the “Original Collateral Agreement”), each Guarantor has unconditionally guaranteed the Obligations and each Pledgor has granted a first priority lien on the Collateral to secure the Obligations, in each case for the benefit of the Administrative Agent and the other Secured Parties.
Pursuant to the Credit Agreement, each Guarantor is permitted to guarantee the Senior Secured Note Obligations, and each Pledgor is permitted to grant a first priority lien on the Collateral to secure the same. The liens to secure any Senior Secured Note Obligations are intended to be created under this Agreement and the other Security Documents.
Holdings and the Subsidiary Parties are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and any Senior Secured Note Indenture and are willing to execute and deliver this Agreement in order to induce the Lenders, the Issuing Bank and the holders of any Senior Secured Note Obligations to extend such credit.
Accordingly, the parties hereto agree that the Original Collateral Agreement shall be, and hereby is, amended and restated in its entirety as follows:
ARTICLE I

Definitions
SECTION 1.01.    Credit Agreement. i. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(a)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
(b)    Where the context requires, references in this Agreement to particular Section(s) of the Credit Agreement shall be deemed to refer to the comparable provision(s), if any, of any Senior Secured Note Indenture.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.
“Additional Authorized Representative” means the duly authorized representative of the holders of the Pari Passu Senior Secured Notes designated as “Authorized Representative” in an Additional Secured Party Consent delivered to the Applicable Representative.
“Additional Secured Party Consent” shall mean a consent in the form of Exhibit C to this Agreement executed by the Authorized Representative of any holders of Senior Secured Note Obligations pursuant to Section 7.20.
“Applicable Representative” shall mean the “Applicable Authorized Representative” (as defined in the First Lien Intercreditor Agreement); provided that prior to the Intercreditor Effective Date, the Applicable Representative shall be deemed to be the Administrative Agent.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
“Authorized Representative” shall mean (a) the Administrative Agent, with respect to the Credit Agreement, and (b) the Additional Authorized Representative, with respect to any Senior Secured Note Indenture.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Applicable Representative to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Applicable Representative.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).
“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit D (with any changes the Applicable Representative shall have approved), executed and delivered by a Pledgor in favor of the Applicable Representative for the benefit of the Secured Parties.
“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Credit Agreement Secured Parties” means the Secured Parties other than the holders of the Senior Secured Note Obligations and the Additional Authorized Representative.
“Discharge of Credit Agreement Obligations” has the meaning assigned to such term in the First Lien Intercreditor Agreement.
“Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Senior Secured Note Indenture.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.
“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.
“Guaranteed Obligations” shall mean the Obligations other than the Senior Secured Note Obligations.
“Guaranteed Parties” shall mean the Secured Parties other than the holders of Senior Secured Note Obligations, any Authorized Representative with respect thereto and, in each case, their successors and permitted assigns.
“Guarantors” means Holdings and the Subsidiary Parties.
“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.
“Intellectual Property Security Agreement” means this Agreement, a Copyright Security Agreement, or any other security agreement in respect of Intellectual Property in a form reasonably acceptable to the Applicable Representative.
“Intercreditor Effective Date” shall mean the date on which the First Lien Intercreditor Agreement is first executed and delivered by the Administrative Agent, the Collateral Agent and the Authorized Representative of the holders of the initial Pari Passu Senior Secured Notes to be issued that constitute Senior Secured Note Obligations hereunder.
“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrowers, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents (to the extent they are owed to the Guaranteed Parties), including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (to the extent they are owed to the Guaranteed Parties).
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) was in effect on the Closing Date with a counterparty that was a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that was or is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into; provided that such Lender is not a Defaulting Lender at the time such Swap Agreement is entered into, (c) the due and punctual payment and performance of all obligations of the Borrowers and any of their Subsidiaries in respect of overdrafts and related liabilities owed to a Lender or any of its Affiliates (or any other person designated by the Borrowers as a provider of cash management services and entitled to the benefit of this Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements) and (d) the Senior Secured Note Obligations.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate with respect to the Pledgors substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Holdings and each of the Borrowers.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 3.01.
“Pledgor” shall mean the Borrowers and each Guarantor.
“Rule 3-16 Excluded Collateral” has the meaning assigned to such term in Section 3.01.
“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender designated by the Borrowers as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Obligations” is owed), (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) the holders of Senior Secured Note Obligations, if any, and any Additional Authorized Representative with respect thereto, and (g) the successors and permitted assigns of each of the foregoing.
“Security Interest” has the meaning assigned to such term in Section 4.01.
“Senior Secured Note Indenture” shall mean any indenture pursuant to which any Pledgor has or will incur Senior Secured Note Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Senior Secured Note Obligations pursuant to and in accordance with Section 7.20.
“Senior Secured Note Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under a Senior Secured Note Indenture with respect to any Pari Passu Senior Secured Notes issued on or after the date hereof, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency law naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Senior Secured Note Obligations pursuant to and in accordance with Section 7.20.
“Specified Excluded Collateral” shall mean (i) the Rule 3-16 Excluded Collateral and (ii) any assets owned directly by Holdings or any Subsidiary of Holdings, other than RBS Global or any Subsidiary of RBS Global, included in the Collateral.
“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 7.16.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.
“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.06(b) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Facility Lenders in accordance with Section 2.04(c) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Facility Lenders in accordance with paragraphs (d) and (e) of Section 2.05 of the Credit Agreement.
SECTION 1.03.    Original Collateral Agreement. This Agreement amends and restates the Original Collateral Agreement. The Obligations of the Guarantors and the Pledgors under the Original Collateral Agreement and the grant of security interests in the Collateral by the Pledgors under the Original Collateral Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement. All references to the Original Collateral Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. It is understood and agreed that the Original Collateral Agreement is being amended and restated by entry into this Agreement on the date hereof.
ARTICLE II

Guarantee
SECTION 2.01.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
SECTION 2.02.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of any Borrower or any other person.
SECTION 2.03.    No Limitations, Etc. ii. Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.16, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:
(i)    the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;
(ii)    any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
(iii)    the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Guaranteed Party for the Guaranteed Obligations;
(iv)    any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;
(v)    any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations),
(vi)    any illegality, lack of validity or enforceability of any Guaranteed Obligation,
(vii)    any change in the corporate existence, structure or ownership of the Borrowers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrowers or their assets or any resulting release or discharge of any Guaranteed Obligation,
(viii)    the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrowers, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,
(ix)    any action permitted or authorized hereunder, or
(x)    any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrowers or the Guarantors or any other guarantor or surety.
Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities). The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise.
SECTION 2.05.    Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrowers to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrowers, any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
SECTION 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of each Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07.    Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Lender hereby confirms that it is the intention of all such persons that this guarantee and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Party under this guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.
SECTION 2.08.    Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrowers and Holdings are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.
ARTICLE III

Pledge of Securities
SECTION 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Applicable Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Applicable Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and confirms its prior grants to the Applicable Representative for the benefit of the Secured Parties in existence at the time of such grants, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates or other instruments representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) Equity Interests in the Subsidiaries listed on Schedule 1.01A to the Credit Agreement); (ii) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary directly owned by such Pledgor; (iii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares; (iv) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement need not be satisfied by reason of Section 5.10(g) of the Credit Agreement; (v) any Equity Interests of a Subsidiary to the extent that, as of the Second Restatement Effective Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interests; (vi) any Equity Interests of a person that is not directly or indirectly a Subsidiary; (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II; (ii) any debt securities in the future issued to such Pledgor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million; and (iii) the notes or other instruments representing all such debt securities (the “Pledged Debt Securities”); provided that the Pledged Debt Securities shall not include any debt securities for so long as such a pledge of such debt securities would violate a contractual obligation binding on or relating to such debt securities; (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).
Notwithstanding anything else contained in this Agreement, to the extent this paragraph is expressly made applicable with respect to any Senior Secured Note Obligations pursuant to the terms of any Senior Secured Note Indenture, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”), as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrowers due to the fact that such Subsidiary’s Equity Interests secure the Senior Secured Note Obligations affected thereby, then the Equity Interests of such Subsidiary (the “Rule 3-16 Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing the relevant Senior Secured Note Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Rule 3-16 Excluded Collateral in favor of the Applicable Representative with respect to the relevant Senior Secured Note Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Rule 3-16 Excluded Collateral to secure the Senior Secured Note Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Equity Interests of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Senior Secured Note Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Obligations (other than the Senior Secured Note Obligations) at all relevant times or from securing any Senior Secured Note Obligations that are not in respect of securities subject to regulation by the SEC. To the extent any proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Senior Secured Note Obligations are to be applied by the Applicable Representative in accordance with Section 5.02 hereof, such proceeds shall, notwithstanding the terms of Section 5.02 and the First Lien Intercreditor Agreement, not be applied to the payment of such Senior Secured Note Obligations.
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Applicable Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
SECTION 3.02.    Delivery of the Pledged Collateral. iii. Each Pledgor agrees promptly to deliver or cause to be delivered to the Applicable Representative, for the ratable benefit of the Secured Parties (i) all certificated Pledged Stock (other than Pledged Stock consisting of (x) Equity Interests issued by Foreign Subsidiaries organized under the laws of a jurisdiction where receipt of such certificates or other instruments is not required for perfection of security interests in such Equity Interests and (y) Equity Interests issued by a Foreign Subsidiary (other than a Foreign Subsidiary Loan Party) organized under the laws of an Excluded Jurisdiction) and (ii) all Pledged Debt Securities to the extent such Pledged Debt Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02;
(a)    Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $10.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of Holdings, the Borrowers and their Subsidiaries, (ii) intercompany obligations evidenced by a written promissory note for internal tax audit compliance purposes and described on a supplement to Schedule A of that certain master intercompany note delivered in connection herewith, or (iii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Applicable Representative, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Applicable Representative, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement or any equivalent provision of any Senior Secured Note Indenture unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to the maker.
(b)    Upon delivery to the Applicable Representative, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable Representative and by such other instruments and documents as the Applicable Representative may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Applicable Representative may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 3.03.    Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Applicable Representative, for the ratable benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);
(b)    the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502(c) and 18-607(b) of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
(c)    except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement, the other Loan Documents and not prohibited by any Senior Secured Note Indenture), each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement and any Senior Secured Note Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and any Senior Secured Note Indenture and other than Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture), however arising, of all persons;
(d)    other than as set forth in the Credit Agreement or the schedules thereto, or, after the Discharge of Credit Agreement Obligations, as set forth in any Senior Secured Note Indenture, and except for restrictions and limitations imposed by the Loan Documents, any Senior Secured Note Indenture or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement and not prohibited by any Senior Secured Note Indenture, the Pledged Stock is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Applicable Representative of rights and remedies hereunder;
(e)    each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    other than as set forth in the Credit Agreement, the schedules thereto or, after the Discharge of Credit Agreement Obligations, as set forth in any Senior Secured Note Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary or any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Applicable Representative, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledge Securities is filed in the appropriate filing office, the Applicable Representative will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture or arising by operation of law, as security for the payment and performance of the Obligations;
(h)    each Pledgor that is an issuer of the Pledged Collateral confirms that is has received notice of the security interest granted hereunder;
(i)    as of the Second Amendment Restatement Date, none of the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction;
(j)    the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 10 days written notice to the Applicable Representative and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Applicable Representative to maintain the security interest of the Applicable Representative therein as a valid, perfected, first priority security interest; and
(k)    the Borrowers will notify the Applicable Representative if they shall, at any time after the Intercreditor Effective Date, become aware that the SEC (or any other Governmental Authority) shall have ruled that any securities held by any Pledgor constitute Rule 3-16 Excluded Collateral.
SECTION 3.04.    Registration in Nominee Name; Denominations. The Applicable Representative, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Applicable Representative or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Applicable Representative copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Applicable Representative shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party (or subsidiary of a Loan Party) that is not a party to this Agreement to comply with a request by the Applicable Representative, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party (or subsidiary of a Loan Party) for certificates of smaller or larger denominations.
SECTION 3.05.    Voting Rights; Dividends and Interest, Etc. iv. Unless and until an Event of Default shall have occurred and be continuing and the Applicable Representative shall have given notice to the relevant Pledgors of the Applicable Representative’s intention to exercise its rights hereunder:
(i)    Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents and any Senior Secured Note Indenture; provided, that, except as permitted under the Credit Agreement or any Senior Secured Note Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Applicable Representative or the other Secured Parties under this Agreement, the Credit Agreement, any Senior Secured Note Indenture or any other Loan Document or the ability of the Secured Parties to exercise the same.
(ii)    The Applicable Representative shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, any Senior Secured Note Indenture and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable Representative, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Applicable Representative, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Representative).
(b)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable Representative to the Borrowers of the Applicable Representative’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Applicable Representative which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable Representative, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Applicable Representative, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Representative). Any and all money and other property paid over to or received by the Applicable Representative pursuant to the provisions of this paragraph (b) shall be retained by the Applicable Representative in an account to be established by the Applicable Representative upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrowers have delivered to the Applicable Representative a certificate to that effect, the Applicable Representative shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable Representative to the Borrowers of the Applicable Representative’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Applicable Representative under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Applicable Representative, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Applicable Representative shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrowers have delivered to the Applicable Representative a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
ARTICLE IV

Security Interests in Other Personal Property
SECTION 4.01.    Security Interest. v. As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Applicable Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Applicable Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and confirms its prior grants to the Applicable Representative for the benefit of the Secured Parties in existence at the time of such grants, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles;
(vii)    all Instruments;
(viii)    all Inventory;
(ix)    all Investment Property;
(x)    all Letter of Credit Rights;
(xi)    all Commercial Tort Claims;
(xii)    all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);
(xiii)    all books and records pertaining to the Article 9 Collateral; and
(xiv)    to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement would not be required to be satisfied by reason of Section 5.10(g) of the Credit Agreement if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Rule 3-16 Excluded Collateral solely to the extent and with respect to the obligations described in the last paragraph of Section 3.01, or (f) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.
(b)    Each Pledgor hereby irrevocably authorizes the Applicable Representative at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Applicable Representative may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Applicable Representative promptly upon request.
The Applicable Representative is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Applicable Representative as secured party.
(c)    The Security Interest is granted as security only and shall not subject the Applicable Representative or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
(d)    Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, none of the Pledgors shall be required to enter into any Control Agreement with respect to any cash or Deposit Account or (except as otherwise provided in Section 4.04(b)) any securities account.
SECTION 4.02.    Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Applicable Representative and the Secured Parties that:
(a)    Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Applicable Representative the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement or, after the Discharge of Credit Agreement Obligations, in any Senior Secured Note Indenture or any offering circular related thereto.
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the date hereof. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Applicable Representative based upon the information provided to the Applicable Representative in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrowers to the Applicable Representative after the date hereof in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Senior Secured Note Indenture) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Applicable Representative (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Applicable Representative for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Applicable Representative, to protect the validity of and to establish a legal, valid and perfected security interest (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect under the Credit Agreement) in favor of the Applicable Representative, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).
(c)    The Security Interest constitutes and, in the case of Obligations in existence, will continue to constitute, (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b) (which actions have been taken prior to the Closing Date to the extent required by the Original Collateral Agreement and shall continue to apply to the Obligations under this Agreement), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect under the Credit Agreement) in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens or Liens arising by operation of law.
(d)    The Article 9 Collateral is owned by the Guarantors free and clear of any Lien, other than Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture or Liens arising by operation of law. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture.
(e)    None of the Pledgors holds any Commercial Tort Claim individually in excess of $2.0 million as of the date hereof except as indicated on the Perfection Certificate.
(f)    Except as set forth on the Perfection Certificate, as of the date hereof, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.
(g)    As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:
(i)    The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.
(ii)    The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
(iii)    Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(iv)    With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
(v)    Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
SECTION 4.03.    Covenants. vi. Each Pledgor agrees promptly to notify the Applicable Representative in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Applicable Representative with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Applicable Representative to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Applicable Representative if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.
(a)    Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Applicable Representative, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien or a Lien prohibited by any Senior Secured Note Indenture.
(b)    Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Applicable Representative may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith; provided, that no Pledgor shall be required to execute, acknowledge, deliver or cause to be filed an Intellectual Property Security Agreement solely on account of such Pledgor having entered into one or more material IP Agreements (other than exclusive Copyright Licenses). If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and, to the extent required under Section 3.02(b), delivered to the Applicable Representative, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Applicable Representative.
Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Applicable Representative, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrowers have been notified by the Applicable Representative of the specific identification of such Article 9 Collateral, to advise the Applicable Representative in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Applicable Representative of the specific identification of such Article 9 Collateral.
(c)    After the occurrence of an Event of Default and during the continuance thereof, the Applicable Representative shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Applicable Representative shall have the right to share any information it gains from such inspection or verification with any Secured Party.
(d)    At its option, the Applicable Representative may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien or a Lien not prohibited by any Senior Secured Note Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement, this Agreement or any Senior Secured Note Indenture, and each Pledgor jointly and severally agrees to reimburse the Applicable Representative on demand for any reasonable payment made or any reasonable expense incurred by the Applicable Representative pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Applicable Representative or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(e)    Each Pledgor (rather than the Applicable Representative or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Applicable Representative and the Secured Parties from and against any and all liability for such performance.
(f)    None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture.
(g)    None of the Pledgors will, without the Applicable Representative’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement and not prohibited by any Senior Secured Note Indenture.
(h)    Each Pledgor irrevocably makes, constitutes and appoints the Applicable Representative (and all officers, employees or agents designated by the Applicable Representative) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or any Senior Secured Note Indenture or to pay any premium in whole or part relating thereto, the Applicable Representative may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Applicable Representative reasonably deems advisable. All sums disbursed by the Applicable Representative in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Applicable Representative and shall be additional Obligations secured hereby.
SECTION 4.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Applicable Representative to enforce, for the ratable benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Applicable Representative, accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable Representative may from time to time reasonably request.
(b)    Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Applicable Representative, accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable Representative may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, (i) upon the Applicable Representative’s reasonable request and (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall promptly notify the Applicable Representative of such uncertificated securities and pursuant to an agreement in form and substance reasonably satisfactory to the Applicable Representative, either (i) cause the issuer to agree to comply with instructions from the Applicable Representative as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Applicable Representative as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $5.0 million now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Applicable Representative thereof and, at the Applicable Representative’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Applicable Representative, either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Applicable Representative to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Applicable Representative to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Applicable Representative to become the entitlement holder with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Applicable Representative, to exercise rights to withdraw or otherwise deal with such Investment Property. The Applicable Representative agrees with each of the Guarantors that the Applicable Representative shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any Financial Assets credited to a securities account for which the Applicable Representative is the securities intermediary.
(c)    Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $2.0 million, such Pledgor shall promptly notify the Applicable Representative thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Applicable Representative in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Applicable Representative.
SECTION 4.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement and, after the Discharge of Credit Agreement Obligations, not prohibited by any Senior Secured Note Indenture: vii. Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.
(a)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.
(b)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.
(c)    Each Pledgor shall notify the Applicable Representative promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
(d)    Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Applicable Representative on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Applicable Representative, execute and deliver any and all agreements, instruments, documents and papers as the Applicable Representative may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright.
(e)    Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(f)    In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Applicable Representative and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.
ARTICLE V

Remedies
SECTION 5.01.    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Applicable Representative on demand, and it is agreed that the Applicable Representative shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Applicable Representative or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Applicable Representative shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Applicable Representative shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Applicable Representative shall deem appropriate. The Applicable Representative shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Applicable Representative shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Applicable Representative shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Applicable Representative’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Applicable Representative may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Applicable Representative may (in its sole and absolute discretion) determine. The Applicable Representative shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Applicable Representative may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Applicable Representative until the sale price is paid by the purchaser or purchasers thereof, but the Applicable Representative shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Applicable Representative shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Applicable Representative shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Applicable Representative may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 5.02.    Application of Proceeds. The Applicable Representative shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by the Applicable Representative in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or under any Senior Secured Note Indenture or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Applicable Representative hereunder, under any other Loan Document or under any Senior Secured Note Indenture on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document or any Senior Secured Note Indenture, and all other fees, indemnities and other amounts owing or reimbursable to the Applicable Representative under any Loan Document in its capacity as such;
SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon); and
FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;
provided that (a) in no event shall the proceeds of any collection or sale of any Specified Excluded Collateral (the “Specified Excluded Proceeds”) be applied to the payment of any Senior Secured Note Obligations and (b) on and after the Intercreditor Effective Date, such proceeds will be applied as between the holders of the Senior Secured Note Obligations, on the one hand, and the Credit Agreement Secured Parties, on the other hand, in the order specified in the First Lien Intercreditor Agreement, with the portion thereof allocable to the Credit Agreement Secured Parties then being applied in the manner set forth above in this Section 5.02. The Applicable Representative shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Applicable Representative (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Applicable Representative or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Applicable Representative or such officer or be answerable in any way for the misapplication thereof.
SECTION 5.03.    Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Applicable Representative if the Applicable Representative were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Applicable Representative in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Applicable Representative, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Applicable Representative shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Applicable Representative, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Applicable Representative sells.
ARTICLE VI

Indemnity, Subrogation and Subordination
SECTION 6.01.    Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrowers agree that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Guaranteed Obligation of the Borrowers, the Borrowers shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Guaranteed Obligation of the Borrowers, the Borrowers shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 6.02.    Contribution and Subrogation. Each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Guaranteed Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrowers as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors (other than Holdings) on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.
SECTION 6.03.    Subordination. viii.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent indemnification or reimbursement obligations). No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of each Borrower with respect to the Guaranteed Obligations or any Guarantor with respect to its obligations hereunder, and each Borrower shall remain liable for the full amount of the Guaranteed Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.
(a)    Each Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to any Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent indemnification or reimbursement obligations).
ARTICLE VII

Miscellaneous
SECTION 7.01.    Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrowers, with such notice to be given as provided in Section 9.01 of the Credit Agreement. All communications and notices to any holders of obligations under any Senior Secured Note Indenture shall be given to such holders at its address set forth in the Additional Secured Party Consent, as such address may be changed by written notice to the Applicable Representative.
SECTION 7.02.    Security Interest Absolute. All rights of the Applicable Representative hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Senior Secured Note Indenture, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Senior Secured Note Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).
SECTION 7.03.    Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
SECTION 7.04.    Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Applicable Representative and a counterpart hereof shall have been executed on behalf of the Applicable Representative, and thereafter shall be binding upon such party and the Applicable Representative and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Applicable Representative and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any Senior Secured Note Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
SECTION 7.05.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Applicable Representative that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Applicable Representative. Until the Intercreditor Effective Date, the Applicable Representative hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Applicable Representative under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Applicable Representative pursuant hereto.
SECTION 7.06.    Applicable Representative’s Fees and Expenses; Indemnification. ix. The parties hereto agree that the Applicable Representative shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and the equivalent provision of any Senior Secured Note Indenture.
(a)    Without limitation of its indemnification obligations under the Loan Documents or any Senior Secured Note Indenture, each Pledgor jointly and severally agrees to indemnify the Applicable Representative and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement or as such equivalent term is defined in any Senior Secured Note Indenture) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement, any other Loan Document or any Senior Secured Note Indenture or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document or any Senior Secured Note Indenture, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Senior Secured Note Indenture, or any investigation made by or on behalf of the Applicable Representative or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.
SECTION 7.07.    Applicable Representative Appointed Attorney-in-Fact. x. Each Pledgor hereby appoints the Applicable Representative the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Applicable Representative may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Applicable Representative shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Applicable Representative’s name or in the name of such Pledgor, (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (iv) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (v) to send verifications of Accounts to any Account Debtor; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Applicable Representative; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Applicable Representative were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Applicable Representative to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Applicable Representative, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Applicable Representative and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7.08.    Authority of Applicable Representative. Each Pledgor acknowledges that the rights and responsibilities of the Applicable Representative under this Agreement with respect to any action taken by the Applicable Representative or the exercise or non-exercise by the Applicable Representative of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Applicable Representative and the Secured Parties, be governed (x) until the Intercreditor Effective Date, by the Credit Agreement and (y) on and after the Intercreditor Effective Date, the First Lien Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Applicable Representative and the Pledgors, the Applicable Representative shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 7.09.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.10.    Waivers; Amendment. xi. No failure or delay by the Applicable Representative, any Issuing Bank or any other Secured Party in exercising any right, power or remedy hereunder, under any other Loan Document or under any Senior Secured Note Indenture, as applicable, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Applicable Representative, any Issuing Bank and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Senior Secured Note Indenture or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Senior Secured Note Obligation shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Applicable Representative, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Applicable Representative and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement and, after the Intercreditor Effective Date, by each other Authorized Representative to the extent required by (and in accordance with) the applicable Additional Agreement (as defined in the First Lien Intercreditor Agreement), or as otherwise provided in the First Lien Intercreditor Agreement.
SECTION 7.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY SENIOR SECURED NOTE INDENTURE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.
SECTION 7.12.    Severability. In the event any one or more of the provisions contained in this Agreement, in any other Loan Document or in any Senior Secured Note Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.
SECTION 7.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 7.15.    Jurisdiction; Consent to Service of Process. xii. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Documents or any Senior Secured Note Indenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Senior Secured Note Indenture shall affect any right that the Applicable Representative, any Issuing Bank, any Lender or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Loan Document or any Senior Secured Note Indenture against any Pledgor, or its properties, in the courts of any jurisdiction.
(a)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Senior Secured Note Indenture in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 7.16.    Termination or Release. xiii. Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, this Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations and Senior Secured Note Obligations (in each case, other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the Revolving L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.
(a)    Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, a Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrowers or otherwise ceases to be a Guarantor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(b)    Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, the Security Interest in any Collateral shall automatically be released (i) upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement and not prohibited under any Senior Secured Note Indenture to any person that is not a Pledgor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 9.08 of the Credit Agreement and, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Senior Secured Note Indenture (in each case, to the extent required) and (iii) as otherwise may be provided in the First Lien Intercreditor Agreement.
(c)    Solely with respect to any Senior Secured Note Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in any Senior Secured Note Indenture without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.
(d)    If any Collateral shall become subject to the release provisions set forth in Section 2.04 of the First Lien Intercreditor Agreement, the Lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.
(e)    In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 7.16, the Applicable Representative shall execute and deliver to any Pledgor, at such Pledgor’s, expense all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Applicable Representative and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided, that the Applicable Representative shall not be required to take any action under this Section 7.16(f) unless such Pledgor shall have delivered to the Applicable Representative together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of a Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture and was consummated in compliance with the Loan Documents and any Senior Secured Note Indenture. Any execution and delivery of documents pursuant to this Section 7.16 shall be without recourse to or warranty by the Applicable Representative.
SECTION 7.17.    Additional Subsidiaries. Upon execution and delivery by the Applicable Representative and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement or by any Senior Secured Note Indenture, of an instrument in the form of Exhibit A hereto such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
SECTION 7.18.    Right of Set-off. If an Event of Default shall have occurred and be continuing, the Applicable Representative, each Lender, each Issuing Bank and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Applicable Representative, such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement or any Senior Secured Note Indenture owed to the Applicable Representative, such Lender, such Issuing Bank or such other Secured Party, irrespective of whether or not the Applicable Representative, such Lender, such Issuing Bank or such other Secured Party shall have made any demand under this Agreement or any Senior Secured Note Indenture and although such obligations may be unmatured; provided that, on and after the Intercreditor Effective Date, such amounts will be subject to the First Lien Intercreditor Agreement. The rights of the Applicable Representative, each Lender, each Issuing Bank and each other Secured Party under this Section 7.18 are in addition to other rights and remedies (including other rights of set-off) that the Applicable Representative, such Lender, such Issuing Bank or such Secured Party may have.
SECTION 7.19.    Subject to First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (i) the liens and security interests granted to the Applicable Representative pursuant to this Agreement are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Applicable Representative hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.
SECTION 7.20.    Senior Secured Note Obligations. On or after the date hereof and so long as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture then outstanding, the Borrowers may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Obligations as Senior Secured Note Obligations hereunder by delivering to the Applicable Representative and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Borrowers (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Senior Secured Note Obligations for purposes hereof, (iii) representing that such designation of such obligations as Senior Secured Note Obligations complies with the terms of this Agreement, the Credit Agreement and any Senior Secured Note Indenture then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Additional Secured Party Consent (in the form attached as Exhibit C) and (c) if the Intercreditor Effective Date has not yet occurred, a fully executed First Lien Intercreditor Agreement. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Applicable Representative shall act as administrative and collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Senior Secured Note Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Applicable Representative as administrative and collateral agent for the holders of such Senior Secured Note Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the First Lien Intercreditor Agreement.
SECTION 7.21.    Applicable Representative. Immediately upon the occurrence of the Discharge of Credit Agreement Obligations (as defined in the First Lien Intercreditor Agreement), the Additional Authorized Representative (and, if there shall be more than one Additional Authorized Representative at such time, then the Additional Authorized Representative in respect of the greatest outstanding amount of Senior Secured Note Obligations at such time) shall be deemed the Applicable Representative for all purposes under this Agreement. The Administrative Agent shall do all things necessary or reasonably requested by such Additional Authorized Representative to vest in such Additional Authorized Representative the right granted to the Administrative Agent hereunder with respect to the Collateral including (i) the filing of amended financing statements in the appropriate filing offices, (ii) to the extent that the Administrative Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery, to such Additional Authorized Representative the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement and (iii) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Additional Authorized Representative may reasonably request, all without recourse to, or representation or warranty by, the Administrative Agent, and at the sole cost and expense of the Loan Parties.
[Signature Pages Follow]

EXHIBIT A
to Guarantee and
Collateral Agreement
SUPPLEMENT NO. ______ dated as of _____________ (this “Supplement”), to the Second Amended and Restated Guarantee and Collateral Agreement dated and effective as of March 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among CHASE ACQUISITION I, INC., a Delaware corporation (“Holdings”), RBS GLOBAL, INC., a Delaware corporation (“RBS Global”), REXNORD LLC (f/k/a Rexnord Corporation), a Delaware limited liability company (“Rexnord” and, together with RBS Global, the “Borrowers”), each Subsidiary Party thereto and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Credit Agreement Secured Parties (as defined therein).
A.    Reference is made to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders party thereto from time to time and the Administrative Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.
C.    The Pledgors have entered into the Guarantee and Collateral Agreement. Section 7.17 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Senior Secured Note Indenture to become a Subsidiary Party under the Guarantee and Collateral Agreement and the Senior Secured Note Indenture in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made, Letters of Credit previously issued and Senior Secured Notes previously issued.
Accordingly, the Applicable Representative and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 7.17 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, a Guarantor and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party, a Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Applicable Representative, for the ratable benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party”, a “Guarantor” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Subsidiary represents and warrants to the Applicable Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Applicable Representative shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Applicable Representative has executed a counterpart hereof.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
SECTION 5.    Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement and the notice section of the Senior Secured Note Indenture.
SECTION 9.    The New Subsidiary agrees to reimburse the Applicable Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Applicable Representative.
IN WITNESS WHEREOF, the New Subsidiary and the Applicable Representative have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.
[Name of New Subsidiary]
By:
Name:
Title:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Schedule I
to Supplement No. ____ to the
Guarantee and
Collateral Agreement
LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

Schedule II to
Supplement No. _____
to the Guarantee and
Collateral Agreement
Pledged Securities of the New Subsidiary
EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY
EXHIBIT B
to Guarantee and
Collateral Agreement

Form of Perfection Certificate

See executed copy.

EXHIBIT C
to the Guarantee and Collateral Agreement
[Form of]
ADDITIONAL SECURED PARTY CONSENT
[Name of Secured Party]
[Address of Secured Party]
[Date]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Second Amended and Restated Guarantee and Collateral Agreement dated as of March 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among CHASE ACQUISITION I, INC., a Delaware corporation (“Holdings”), RBS GLOBAL, INC., a Delaware corporation (“RBS Global”), REXNORD LLC (f/k/a Rexnord Corporation), a Delaware limited liability company (“Rexnord” and, together with RBS Global, the “Borrowers”), each Subsidiary Party party thereto and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Credit Agreement Secured Parties (as defined therein). Capitalized terms in this Agreement but not otherwise defined herein have the meanings set forth in the Guarantee and Collateral Agreement
In consideration of the foregoing, the undersigned hereby:
(a)    represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Guarantee and Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;
(b)    acknowledges that the New Secured Parties have received a copy of the Guarantee and Collateral Agreement and the First Lien Intercreditor Agreement;
(c)    appoints and authorizes the Applicable Representative to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Guarantee and Collateral Agreement and First Lien Intercreditor Agreement as are delegated to the Applicable Representative by the terms thereof, together with all such powers as are reasonably incidental thereto; and
(d)    accepts and acknowledges the terms of the First Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Senior Secured Note Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the Intercreditor Effective Date and agrees that its address for receiving notices pursuant to the Security Documents (as defined in the First Lien Intercreditor Agreement) shall be as follows:
[Address]
The Applicable Representative, by acknowledging and agreeing to this Additional Secured Party Consent, accepts the appointment set forth in clause (iii) above.
THIS ADDITIONAL SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Consent to be duly executed by its authorized officer as of the ______________ day of 20__.
[NAME OF AUTHORIZED REPRESENTATIVE]
By:
Name:
Title:
Acknowledged and Agreed CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:
EXHIBIT D
to Guarantee and Collateral Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)
COPYRIGHT SECURITY AGREEMENT dated as of _______, ____, between [NAME OF GRANTOR], a _____________ corporation (the “Grantor”), and CREDIT SUISSE AG, as Administrative Agent.
WHEREAS, Grantor owns, or in the case of Copyright Licenses is a party to, the Copyright Collateral (as defined below);
WHEREAS, Chase Acquisition I, Inc. (“Holdings”), RBS Global, Inc. and Rexnord LLC (the “Borrowers”), the Lenders party thereto, and Credit Suisse AG, as Administrative Agent, are parties to a Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as amended from time to time, the “Credit Agreement”); and
WHEREAS, pursuant to (i) a Second Amended and Restated Guarantee and Collateral Agreement dated as of March 15, 2012 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among Holdings, the Borrowers, the Guarantors party thereto and Credit Suisse AG, as Administrative Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations”)] [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Secured Guarantee”)] by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to and upon the terms and conditions contained in the Guarantee and Collateral Agreement, the Grantor hereby grants to the Grantee, to secure the [Obligations] [Grantor’s Secured Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:
(i)    each Copyright, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;
(ii)    each Copyright License, including, without limitation, each Copyright License identified in Schedule 1 hereto; and
(iii)    all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).
The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.
Except to the extent not prohibited by the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.
The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement. Terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]
By:
Name:
Title:

Acknowledged:
CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1
to Copyright Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter